Exhibit 10.17

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (the “Non-Competition Agreement”), is made and entered into this          day November, 2004, by and among Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”); ING Furman Selz Investors III L.P., a Delaware limited partnership (“ING LP”), ING Barings U.S. Leveraged Equity Plan LLC, a Delaware limited liability company (“ING LLC”) and ING Barings Global Leveraged Equity Plan Ltd., a Bermuda company (“ING LTD” and, together with ING LP and ING LLC, referred to hereafter as “ING”); and Iowa Network Services, Inc., an Iowa corporation (“INS”).

BACKGROUND

A.    The Company, INS and ING, along with BancBoston Ventures, Inc., a Massachusetts corporation (“BancBoston”) and Teachers Insurance and Annuity Association of America, a New York corporation (“Teachers”), are party to a Stockholders and Registration Rights Agreement, dated as of June 30, 2000, as amended on September 25, 2001 and April 7, 2004 (the “Stockholders Agreement”).

B.    The Company intends to engage in an initial public offering (the “Offering”) of its shares of Common Stock, par value $0.01 per share.

C.    The Company, INS and ING expect the Stockholders Agreement will be amended and restated in anticipation of the Offering, and that in the course of such amendment and restatement current contractual restrictions on the activities of INS will be removed from the Stockholders Agreement.

D.    The Company, INS and ING desire to preserve the current contractual restrictions on the activities of INS by including those restrictions in this Non-Competition Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth herein, the parties hereto hereby further agree as follows:

Section 1.    Non-Competition

(a)    INS represents and warrants to ING that (i) INS is owned by 123 independent telephone companies providing local exchange services and other telecommunication services in Iowa (the “INS Shareholder LECs”); (ii) INS owns subsidiary corporations netINS, Inc., INS Wireless, Inc. and Iowa Network Properties, Inc.; and may in the future own other subsidiary corporations (collectively, the “INS Subsidiaries”); (iii) INS Wireless, Inc. is a member of Iowa Wireless Services, LLC, a limited liability company, which holds the PCS wireless licenses for, and operates a PCS wireless telecommunications system in, the Des Moines MTA except for the Des Moines BTA and may acquire PCS wireless licenses for, and operate PCS wireless systems in, other MTA’s and BTA’s in the future (the provision of such wireless services in such areas, the “Wireless Services”); (iv) INS and the INS Subsidiaries are in the businesses of providing telecommunications services, including but not limited to centralized equal access service, long distance service, 800/8XX toll free service, internet services, voice messaging, paging, enhanced fax services, travel/prepaid cards, DS3/DS1 capacity, video conference and multi-point services, switched digital video and digital entertainment services, high speed data/ISDN services, wireless switching services, and intelligent network services, and wireless telecommunications services, and may provide other telecommunications services in the future (the “INS Services”); (v) other than the Wireless Services and internet services which are provided and sold by INS both at wholesale and at retail to end-users, the INS Services are primarily provided and sold only at wholesale to the INS Shareholder LECs and to other Iowa independent local exchange carriers with whom INS has traffic agreements (collectively, the “Participating LECs”), interexchange carriers, commercial telecommunications users, and other retail telecommunications services providers, throughout the State of Iowa and Des Moines MTA, and in the states of Minnesota, Missouri, Illinois, Nebraska and South Dakota; (vi) the Company has received by transfer from GTE certificates of public convenience and necessity issued by the Iowa Utilities Board, and, pursuant thereto, furnishes to end-users (A) local exchange, exchange access and intra-LATA toll communications services to end users, (B) exchange access telecommunications services to interexchange carriers and other local exchange carriers, (C) retail sales of telephone equipment and products, and (D) non-tariffed public communications (pay telephones) and commercial telecommunications services facilities leasing (the “Company Core Services”), in the service territories defined in those certificates and in any other service areas in which the Company may be certified to provide such services (“Service Territories”); and (vii) the Company will provide other services as it may from time to time determine, including but not limited to, voice, data, video or other transmissions and related services to end-users, whether distributed by telephone lines, wire lines, coaxial cable, fiber optic, satellite, cable, internet, fixed antenna or otherwise (the “Other Company Services”) in the Service Territories.

(b)    INS agrees that for a period commencing on the date of the initial closing of the Offering (the “Offering Closing Date”) and ending on the later of (i) three (3) years after the Offering Closing Date, or (ii) six (6) months following the first date on which no INS designee and no employee or director of INS or an INS Subsidiary is a director of the Company, INS shall not and shall cause the INS Subsidiaries not to engage, directly or indirectly, whether as principal, agent, investor, distributor, representative, stockholder, consultant, volunteer or otherwise, with or without compensation, in the provision of (i) local exchange or exchange access telecommunications services, including local switched service as a competitive local exchange carrier, to end users in the Service Territories or (ii) any other products or services that compete with (A) the Company’s Core Services in the Service Territories, or (B) the Other Company Services in any Service Territories in which the Company commences providing or makes substantial preparation to provide such services prior to the time that INS or the INS Subsidiaries have commenced the provision of such services in such Service Territories; provided that this provision shall not prohibit INS and the INS Subsidiaries from providing the Wireless Services in the Service Territories or elsewhere. Notwithstanding the foregoing, this Section 1 shall not (i) limit the ability of INS or the INS Subsidiaries to provide services over internet protocol [including voice over internet protocol (VoIP), but excluding dial-up or broadband internet services], at wholesale or retail in the Service Territories or elsewhere; or, (ii) limit the ability of INS or the INS Subsidiaries to provide INS Services at wholesale to the Company, Participating LECs, interexchange carriers, or other retail telecommunications services providers, including those which provide or may provide retail telecommunications services that compete with services provided by the Company; or, (iii) limit the ability of INS and the INS Subsidiaries to provide INS Services (other than local exchange or exchange access services) at retail in any areas other than the Company’s Service Territories or other territories in which the Company is making substantial preparation to provide Company Core Services or Other Company Services.

Section 2.    Effective Date.

This Non-Competition Agreement shall become effective as of the date hereof.

Section 3.    General Provisions.

(a)    Successors, Assigns, Third-Party Beneficiaries and Transferees.    This Non-Competition Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective permitted successors and assigns.

(b)    Headings; Execution in Counterparts.    The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Non-Competition Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Non-Competition Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Non-Competition Agreement shall not be binding on any of the parties hereto unless and until this Non-Competition Agreement or a counterpart hereof shall be signed by all parties.

(c)    Entire Agreement.     This Non-Competition Agreement and any agreements entered into in connection hereto constitute the entire agreement and the understanding of the parties hereto with the matters referred to herein. This Non-Competition Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings between the parties with respect to such matters.

(d)    Amendment and Modification.    This Non-Competition Agreement may be amended, modified or supplemented by written agreement of all parties hereto.

(e)    Governing Law.    This Non-Competition Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Iowa, without giving effect to the choice of law principles thereof.

(f)    Invalidity of Provision.    The invalidity or unenforceability of any provision of this Non-Competition Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Non-Competition Agreement in that jurisdiction or the validity or enforceability of this Non-Competition Agreement, including that provision, in any other jurisdiction.

(g)    Notices.    All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Non-Competition Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent by fax, as follows:

(i)    If to the Company, to it at:

Iowa Telecommunications Services, Inc.

115 S. Second Avenue West

Newton, Iowa 50208 Attn: Donald G. Henry, Esq.

General Counsel

Telecopy : 641-787-2468

(ii)    If to ING, to it at:

FS Private Investments LLC

520 Madison Avenue, 12th Floor

New York, New York 10022

Attn: Brian P. Friedman, President

Telecopy: 212-284-1717

(iii)    If to INS, to it at:

Iowa Network Services

4201 Corporate Drive

West Des Moines, IA 50266-5906

Attn: Richard Vohs, Chief Executive Officer

Telecopy: 515-830-0123

(iv)    or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day delivered, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered, or (iv) if by fax, on the day delivered, provided that such delivery is confirmed.

(h)    Injunctive Relief.    Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Non-Competition Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

(i)    Further Assurances.    Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the parties has caused this Non-Competition Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:

Name:
Title:

ING FURMAN SELZ INVESTORS III L.P.

By:	ING FURMAN SELZ INVESTMENTS III LLC, its [Manager]

By:

Name:
Title:

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

[By:	FS PRIVATE INVESTMENTS III LLC, its [Manager]]

By:

Name:
Title:

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

[By:	FS PRIVATE INVESTMENTS III LLC, its [Manager]]

By:

Name:
Title:

IOWA NETWORK SERVICES, INC.

By:

Name:
Title: